Exhibit 99.1

        Possis Medical, Inc. Reports Record Quarterly and Yearly Sales;
             U.S. AngioJet Revenue Up 27% versus Prior-Year Period

    MINNEAPOLIS--(BUSINESS WIRE)--Sept. 14, 2004--Possis Medical, Inc. (Nasdaq:POSS) today reported record sales of $20.0 million for the fiscal quarter ended July 31, 2004, up 27 percent from the year-ago period. U.S. AngioJet(R) Rheolytic(TM) Thrombectomy System sales in the current quarter reached $19.7 million, up 27 percent from the year-ago period. For the year ended July 31, 2004, Possis reported record sales of $72.4 million, up 26 percent from prior year sales. Fiscal year 2004 U.S. AngioJet System sales were $70.9 million, up 26 percent versus the same period a year ago.
    Net income per diluted share for the fourth quarter was $0.18 versus $0.58 in the prior-year period, which included a tax benefit of $0.47 per share. For the year ended July 31, 2004, net income per diluted share was $0.60 versus net income of $0.88 diluted per share in the prior-year period. During fiscal 2003, the Company recorded a tax benefit of $9.1 million related to the reduction of the deferred tax asset valuation allowance. This resulted in a tax benefit per diluted share of $0.48 in fiscal 2003.
    Robert G. Dutcher, the CEO of Possis Medical, Inc., said, "I am pleased to announce record sales for the fourth quarter of fiscal 2004 and robust year-over-year growth in earnings per share before the net operating loss carryforward benefit in fiscal 2003. We continued to have a rapid expansion of our U.S. drive unit base in the quarter and ended the year with over 1,300 domestic drive units in the field. We expect continued growth in fiscal 2005 due to our large domestic installed base, our solid coronary business - focused on the rapid removal of angiographically evident thrombus, and our rapidly expanding peripheral business."
    The gross margin rate was 76 percent in the fourth quarter, compared to 77 percent a year ago and 75 percent during the third quarter of fiscal 2004. The Company sold 59 U.S. drive units in the quarter, versus 47 in the prior-year period and 79 in the third quarter of fiscal 2004. The average catheter utilization rate per installed drive unit, a measure of recurring usage, was 10.8 in the fourth quarter, compared to 10.9 in the prior-year period and 10.8 in the third quarter of fiscal 2004.
    Selling, general and administrative (SG&A) as a percent of revenue in the fourth quarter of fiscal 2004 declined to 36 percent from 41 percent from the prior-year period. SG&A as a percent of revenue for the third quarter of fiscal 2004 was 38 percent. SG&A increased for the quarter $747,000 compared to the year-ago period. SG&A as a percent of revenue in fiscal 2004 declined to 39% from 41% in fiscal 2003. SG&A increased $4.2 million in fiscal 2004 compared to fiscal 2003. The increases were due mainly to an expansion of the sales force, headcount increases, group marketing fees, travel, sales materials, professional fees, outside services, conventions and patent expense offset by a decrease in marketing clinical trial expense and depreciation on computer hardware and software.
    Fourth quarter research and development (R&D) expense decreased by approximately $64,000 compared to the prior-year. R&D increased by $1.5 million in fiscal 2004 compared to fiscal 2003. The differences were largely due to the timing of expenses incurred for various R&D projects including the new drive unit, new generation rapid exchange catheters and the Company's regulatory strategy for its distal occlusion products.
    Looking ahead to fiscal 2005, the Company expects full-year revenues in the estimated range of $85-$90 million, with gross margins in the mid seventies as a percent of sales. The Company expects net income per diluted share to be in the range of $0.70-$0.82 for the full fiscal year compared to $0.60 per share for fiscal 2004. The Company anticipates first quarter revenues in the range of $19.0-$19.5 million and net income in the range of $0.11 to $0.13.
    The Company will host a conference call on Wednesday, September 15, 2004 at 9:30 am Central Time. Bob Dutcher, Chairman & CEO, and Eapen Chacko, CFO, will discuss the fourth quarter and full year operating results.
    To join the conference call, dial 888-606-8406 (international - 1-210-234-0004) by 9:25 am, and give the password "Conference" and leader "Mr. Bob Dutcher."
    A webcast of the conference call can be accessed at www.possis.com under the Investors tab. The webcast can also be accessed at www.fulldisclosure.com for individual investors. Institutional investors can access the webcast through a password-protected site at www.streetevents.com. An archived webcast will be available for thirty days.
    A replay of the conference call will be available from Noon Central Time on Wednesday, September 15th through Friday, September 17th at 5:00 pm Central Time. Dial toll-free 1-866-418-8383 (toll - 1-203-369-0753).
    Possis Medical, Inc. develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The AngioJet(R) Rheolytic(TM) Thrombectomy System is marketed in the United States for blood clot removal from native coronary arteries, leg arteries, coronary bypass grafts and AV dialysis access grafts.
    Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements relate to estimated future sales, gross margins, expenses and earnings per share, the timing of enrollment in IDE clinical trials for distal occlusion products, and the costs and timing of new products and associated regulatory clearances. These statements are based on our current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements such as unforeseen delays in new product releases and associated regulatory clearances and the associated higher expense levels. A discussion of these and other factors that could impact the Company's future results are set forth in the cautionary statements included in Exhibit 99 to the Company's Form 10-K for the year ended July 31, 2003, filed with the Securities and Exchange Commission.



                 POSSIS MEDICAL, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                              (UNAUDITED)

                      Three Months Ended        Twelve Months Ended
                   ------------------------- -------------------------
                     July 31,     July 31,     July 31,     July 31,
                       2004         2003         2004         2003
                   ------------ ------------ ------------ ------------

Product sales..... $20,039,804  $15,799,022  $72,420,168  $57,427,709

Cost of sales and
 other expenses:
  Cost of medical
   products.......   4,752,341    3,686,825   17,320,094   14,510,064
  Selling, general
   and
   administrative.   7,230,036    6,482,881   27,983,585   23,808,304
  Research and
   development....   2,518,552    2,582,460    9,033,207    7,502,763
                   ------------ ------------ ------------ ------------
     Total cost of
      sales and
      other
      expenses....  14,500,929   12,752,166   54,336,886   45,821,131
                   ------------ ------------ ------------ ------------
Operating income..   5,538,875    3,046,856   18,083,282   11,606,578
  Interest income.     213,139      136,869      731,809      356,495
  (Loss) gain on
   sale of
   securities.....     (18,547)      49,687      (52,580)      49,687
                   ------------ ------------ ------------ ------------

Income before
 income taxes.....   5,733,467    3,233,412   18,762,511   12,012,760
Income tax
 (provision)
 benefit..........  (2,145,839)   7,849,000   (7,033,790)   4,555,000
                   ------------ ------------ ------------ ------------

Net income........   3,587,628   11,082,412   11,728,721   16,567,760

Other
 comprehensive
 income, net of
 tax
Unrealized loss on
 securities.......     (32,000)    (163,170)     (36,000)    (100,000)
                   ------------ ------------ ------------ ------------

Comprehensive
 income...........  $3,555,628  $10,919,242  $11,692,721  $16,467,760
                   ============ ============ ============ ============
Weighted average
 number of common
 shares
 outstanding:
    Basic.........  18,191,267   17,774,359   17,935,974   17,501,573
    Diluted.......  19,947,489   19,091,130   19,565,530   18,889,245

Net income per
 common share:
    Basic.........       $0.20        $0.62        $0.65        $0.95
                   ============ ============ ============ ============
    Diluted.......       $0.18        $0.58        $0.60        $0.88
                   ============ ============ ============ ============


AngioJet Key Business Indicators

----------------------------------------------------------------------
                           Q4-03    Q1-04    Q2-04    Q3-04    Q4-04
----------------------------------------------------------------------
U.S. AngioJet Revenue -
 $(000)                   $15,424  $15,310  $17,008  $18,899  $19,650
----------------------------------------------------------------------
U.S. Drive Units Sold       47       50       46       79       59
----------------------------------------------------------------------
U.S. Drive Units in the
 Field                     1,062    1,108    1,168    1,255    1,317
----------------------------------------------------------------------
U.S. Catheter Utilization  10.9     10.2     10.8     10.8     10.8
----------------------------------------------------------------------
Gross Margin %              77%      76%      77%      75%      76%
----------------------------------------------------------------------
EPS Diluted - Pretax       $0.17    $0.16    $0.26    $0.25    $0.29
----------------------------------------------------------------------
EPS Diluted - Tax
 (Provision) Benefit       $0.41   ($0.06)  ($0.10)  ($0.09)  ($0.11)
----------------------------------------------------------------------
EPS Diluted - After tax    $0.58    $0.10    $0.16    $0.16    $0.18
----------------------------------------------------------------------


                 POSSIS MEDICAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)

                                               July 31,     July 31,
                                                 2004         2003
                                             ------------ ------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................  $8,411,784   $4,782,942
  Marketable securities.....................  39,759,403   27,161,223
  Trade receivables (less allowance for
   doubtful accounts and returns of $536,000
   and $507,000, respectively)..............  10,232,180    7,966,394
  Inventories...............................   5,389,653    4,165,253
  Prepaid expenses and other assets.........     958,616      729,936
  Deferred tax asset........................     890,000      806,000
                                             ------------ ------------
Total current assets........................  65,641,636   45,611,748

PROPERTY AND EQUIPMENT, net.................   5,073,775    3,055,335

OTHER ASSETS:
  Deferred tax assets.......................  15,103,949   19,098,000
  Other assets..............................     201,341           --
                                             ------------ ------------

TOTAL ASSETS................................ $86,020,701  $67,765,083
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable....................  $1,791,694   $1,585,776
  Accrued salaries, wages, and commissions..   4,228,804    2,777,189
  Other liabilities.........................   2,222,465    2,367,645
                                             ------------ ------------
     Total current liabilities..............   8,242,963    6,730,610

OTHER LIABILITIES...........................     160,536           --

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock-authorized, 100,000,000
   shares of $0.40 par value each; issued
   and outstanding, 18,254,942 and
   17,757,531 shares, respectively..........   7,301,977    7,103,013
  Additional paid-in capital................  88,434,540   83,743,496
  Unearned compensation.....................     (15,000)     (15,000)
  Accumulated other comprehensive loss......    (136,000)    (100,000)
  Retained deficit.......................... (17,968,315) (29,697,036)
                                             ------------ ------------
          Total shareholders' equity........  77,617,202   61,034,473
                                             ------------ ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.. $86,020,701  $67,765,083
                                             ============ ============



    CONTACT: Possis Medical, Inc., Minneapolis
             Eapen Chacko, 763-717-1157
             eapen.chacko@possis.com